Execution Version 1 HOSTING ORDER TERMINATION AGREEMENT SPARTANBURG This TERMINATION AGREEMENT (the “Agreement”) is entered into as of November 9, 2023 (the “Effective Date”), between Greenidge South Carolina LLC, a Delaware limited liability company (“Host”), and SC 1 Mining LLC (formerly known as NYDIG Mining Equipment SPV 28 LLC, formerly known as Rigs 4 LLC), a Delaware limited liability company (“SC 1 Mining”). WHEREAS, Host and SC 1 Mining previously entered into a Hosting Agreement Order, dated as of August 10, 2023 (the “Order”), under the General Terms Agreement between Host and SC 1 Mining, dated as of January 30, 2023 (the “General Terms Agreement”). Capitalized terms used and not defined in this Agreement shall have the meanings given to such terms in the SC 1 Mining Order; WHEREAS, concurrently and in connection with the consummation of the transactions (collectively, the “Transactions”) contemplated under that certain Asset Purchase Agreement, dated as of the Effective Date by and among (i) NYDIG ABL LLC, a Delaware limited liability company, (ii) SC 1 Mining Site LLC, a Delaware limited liability company and Affiliate of NYDIG and SC 1 Mining, (iii) Greenidge Generation Holdings Inc., a Delaware corporation (“Holdings”), (iv) Host, a wholly-owned direct subsidiary of Holdings, (v) 300 Jones Road LLC, a Delaware limited liability company and wholly-owned indirect subsidiary of Host, and (vi) solely for purposes of Section 8 thereof, certain wholly-owned direct and indirect subsidiaries of Holdings (the “APA”), Host and SC 1 Mining have agreed to terminate the Order and the General Terms Agreement, concurrently with the occurrence of the Closing (as defined in the APA) and in accordance with the terms and conditions set forth herein; and WHEREAS, the Closing has occurred on the Effective Date. NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and other promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the parties hereto hereby agree as follows: Section 1. Termination. a. Host and SC 1 Mining hereby agree that each of (i) the General Terms Agreement and (ii) the Order hereby terminate effective as of the Effective Date and are of no further force or effect. b. For the avoidance of doubt, notwithstanding anything to the contrary in the General Terms Agreement or Order, any provision of the General Agreement or Order that by its nature survives termination shall survive in accordance with Section 9(d) of the General Terms Agreement; provided, that, notwithstanding the foregoing and anything in the Hosting Agreement

2 to the contrary, the obligations set forth in Section 4(e) of the General Terms Agreement hereby terminate effective as of the Effective Date. Section 2. Overpayment, Holdback & Refund Amounts. a. Host and SC 1 Mining hereby agree that SC 1 Mining is entitled to the return of certain overpayments in the amount of $508,549.94 (the “Overpayment Amount”), less $668,736.00 to be held back by Holdings for certain ongoing costs (the “Holdback Amount”) resulting in an amount owing, on the Effective Date, of $160,186.06 from SC 1 Mining to Host (the “Refund Amount”). SC 1 Mining and Host hereby confirm that the Refund Amount shall be set-off against amounts owing between NYDIG (or its Affiliates) and Host under the APA in accordance with Section 4.4 thereunder. Each party agrees and acknowledges that, as of the Termination Date, except for the Overpayment Amount, Holdback Amount and Refund Amount, there are no amounts due, payable or otherwise outstanding to the credit of the other party under the Order, the General Terms Agreement or any Hosting Agreements and each party hereby fully, irrevocably and unconditionally releases, acquits and forever discharges the other party of and from any and all claims, liabilities, obligations, demands, causes of action, damages, costs, losses, debts and expenses of whatever kind or nature, presently existing or arising in the future, and whether arising in contract, tort, under statute, at law or in equity, that arise out of, or are in any way related to the Order, the General Terms Agreement or any Hosting Agreement. b. Any reconciliation of the Holdback Amount shall be settled among Host and SC 1 Mining via set-off of the Second Construction Bonus Amount (as defined in the APA) pursuant to that certain Transition Services Agreement, dated as of the date hereof, by and among SC 1 Mining, Greenidge Generation Holdings Inc., and Host, by mutual agreement of the parties hereto, acting in good faith. Section 3. Governing Law; Miscellaneous. Sections 9.10, 9.14, 9.15 and 9.16 of the APA shall apply mutatis mutandis as if set forth herein. Section 4. Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to its subject matter and supersedes any and all prior agreements, and neither it nor any part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a prior written agreement signed by each of the parties hereto. [Signature page follows]

[Signature Page to Hosting Order Termination Agreement] IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above. GREENIDGE SOUTH CAROLINA LLC By: Name: Dale Irwin Title: President DocuSign Envelope ID: 932F6A4A-C481-4CF9-84D8-194C1240FE9E

[Signature Page to Hosting Order Termination Agreement] SC 1 MINING LLC By: Name: Trevor Smyth Title: Authorized Signatory DocuSign Envelope ID: 7E3920F9-E058-463E-A1D9-D13FE06317CF